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                                                                    Exhibit 99.2


                                      PROXY

                               CYLINK CORPORATION

                                 3131 JAY STREET
                          SANTA CLARA, CALIFORNIA 95056


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING ON FEBRUARY 5, 2003

The undersigned shareholder of Cylink Corporation hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus for the Special Meeting of Shareholders of Cylink Corporation to be held on Wednesday, February 5, 2003 at 9:00 a.m., Pacific Time at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304 and revoking all prior proxies, hereby appoints Robert Fougner and R. Christopher Chillingworth, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock of Cylink Corporation held of record by the undersigned on December 26, 2002 at the Special Meeting to be held on February 5, 2003, or any postponement or adjournment thereof.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE




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Please mark your votes as this example. / /

Shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted for approval of Proposal 1.

         1. To approve the Agreement and Plan of Reorganization, dated October 30, 2002, by and among SafeNet, Inc., Sapphire Acquisition Corp., a wholly-owned subsidiary of SafeNet, Inc. and Cylink Corporation ("Cylink"). Under the terms of the proposed merger agreement, Sapphire Acquisition Corp. will merge with and into Cylink, and Cylink will survive the merger as a wholly-owned subsidiary of Safenet, Inc. In the merger, holders of outstanding shares of common stock of Cylink will receive 0.05 of a share of SafeNet, Inc. common stock for each share of Cylink common stock they hold. Approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

                   / / FOR         / / AGAINST         / /  ABSTAIN

         2. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

/ /  Mark here for address change and note below

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                          Date:
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Signature:                                          Date:
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